EXHIBIT 24.1

                                Power of Attorney




The undersigned, a member of the Board of Directors of Auto-trol Technology Corporation, Denver, Colorado (the "Company") hereby constitutes and appoints Howard B. Hillman as his true and lawful attorney and agent to execute in his name, place and stead (in any capacity) the Annual Report on Form 10-K and all amendments thereto, and all instruments as he in his sole discretion deems necessary or desirable in connection therewith; to attest the seal of the Company thereon; to file the same with the Securities and Exchange Commission; and to have full power and authority to do and perform in the name and on behalf of the undersigned, every act whatsoever necessary or advisable to be done in the premises as fully to all intents and purposes as the undersigned might or could do in person; hereby ratifying and confirming all that said attorney and agent may lawfully do or cause to be done by virtue hereof.




Date:       October 14, 2000      .
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                                            /s/  J. Roderick Heller, III
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                                                 J. Roderick Heller, III